UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 24, 2003
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                                Fonix Corporation
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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         (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
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  (Commission file number)             (I.R.S. Employer Identification No.)



   180 West Election Road, Suite 200
   Draper, Utah                                             84020
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 553-6600



                                 Not Applicable
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       (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

Special Meeting of Shareholders - Reverse Stock Split

         On March 24, 2003, Fonix Corporation (the "Company") held a special meeting of shareholders to consider and vote on two proposals by the Company's Board of Directors. The first proposal, approval of the Board's appointment of Hansen, Barnett & Maxwell as the Company's independent public accountant for the fiscal year ending December 31, 2002, was approved by approximately 97% of the shares represented at the meeting and voting on the proposal.

         The second proposal, approving a proposed amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's Class A common stock at a ratio of one share for forty shares, was approved by approximately 90% of the shares represented at the meeting and voting on the proposal.

         The Company will file with the Delaware Secretary of State a Certificate of Amendment to the Company's Certificate of Incorporation relating to the reverse stock split.


Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of businesses acquired:

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

         Number               Description

         99                   Press Release Relating to Special Meeting of
                              Shareholders



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Fonix Corporation



                                            By: /s/ Roger D. Dudley
                                            ------------------------------------
                                            Roger D. Dudley
                                            Executive Vice President and
                                            Chief Financial Officer

Date:   March 24, 2003











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